Exhibit 10.5
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                             GUARANTY




     GUARANTY AGREEMENT made May 30, 1997 by TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., a Delaware corporation with a principal place of business at Fields Lane, Brewster, New York 10509 (the "Guarantor"), in favor of PROGRAMS FOR EDUCATION, INC., a New Jersey corporation with its principal place of business at Building #6 Cane Farm, Rosemont, New Jersey (the "Corporation") and BERNARD
B. SHAPIRO ("Shapiro"), an individual with an address at 186 Cafferty Road, Pipersville, Pennsylvania 18947 (Corporation and Shapiro collectively, "Seller").

                       W I T N E S S E T H:

     WHEREAS, the Corporation is a party to an Asset Purchase Agreement dated as of May 30, 1997 relating to the sale of substantially all of the assets of the Corporation to Modern Learning Press, Inc., a Delaware corporation ("Purchaser") (the "Asset Purchase Agreement"); and

     WHEREAS, it is a condition to the Asset Purchase Agreement that Guarantor shall have executed and delivered to Seller this Guaranty Agreement.

     NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce Seller to execute the Asset Purchase Agreement, Guarantor, hereby agrees with Seller as follows:

     Section 1.  Incorporation of Agreements and Definitions.  The
     ---------   --------------------------------------------
premises set forth above are incorporated into this Guaranty Agreement by this reference thereto and are made a part hereof. All terms used in this Guaranty Agreement not otherwise defined herein are used as defined in the Asset Purchase Agreement.

     Section 2.  Guaranty.  Guarantor, hereby irrevocably,
     ---------   ---------
absolutely and unconditionally, guarantees the due and punctual payment of all liabilities and obligations owing to Seller from the Purchaser (all such obligations being hereinafter referred to as the "Secured Obligations"), pursuant to the Asset Purchase Agreement and the documents executed in connection therewith, including the Note, Non-Competition Agreement, Consulting Agreement and Royalty Agreement (collectively, the "Other Documents").

     Section 3.  Guarantor's Obligations Unconditional.  The
     ---------   --------------------------------------
liability of the Guarantor hereunder shall be absolute and unconditional. This Agreement is a continuing guaranty and shall remain in full force and effect until the satisfaction in full of the Secured Obligations and the payment of the other expenses to be paid by Guarantor pursuant hereto; and shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by Seller upon the insolvency, bankruptcy or reorganization of the Purchaser or otherwise, all as though such payments have not been made.

     Section 4.  Guaranty Not Affected.  Without limiting the
     ---------   ----------------------
generality of the prior paragraphs, the Guarantor hereby consents and agrees that, at any time, and from time to time, without notice to Guarantor:

          (a) the time, manner, place and terms of payment of any of the Secured Obligations may be renewed, extended or modified;

          (b) any collateral, or any other guaranty, for any of the Secured Obligations may be exchanged, released, surrendered or otherwise disposed of;

          (c) any action may be taken under or in respect of any Other Document in the exercise of any remedy, power or privilege therein contained or otherwise with respect thereto, or such remedy, power or privilege may be waived, omitted, or not enforced;

          (d) the time for performance by Purchaser or compliance with any term, covenant or agreement on the part of Purchaser to be performed or observed under any Other Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to;

          (e) any Other Document, or any term thereof, may be amended or modified in any respect (including, without limitation, with respect to interest rates); and

          (f) the liability of Purchaser or any other guarantor to pay any Secured Obligation may be settled or compromised;

     Any or all of the foregoing may be done in such manner and upon such terms as Seller determines, without notice to or further assent from the Guarantor, and without affecting this Guaranty or the obligations of the Guarantor hereunder, which shall continue in full force and effect until the Secured Obligations and all obligations of the Guarantor hereunder shall have been fully paid and performed and the Seller has determined not to extend further credit to Purchaser.

     Section 5.  Waivers.  Except as specifically required by this
     ---------   --------
Agreement, Guarantor hereby waives presentment, demand for payment, protest and notice of any kind whatsoever with respect to the Secured Obligations, including without limitation, notice of acceptance of the guaranty, notice of default and any requirement that Seller exhaust any right to take any action against the Purchaser any other person including any other guarantor.

     Section 6.  Representations and Warranties.  Guarantor hereby
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represents and warrants as follows:

          (a) Guarantor is a corporation duly organized and existing and in good standing under the laws of the State of Delaware and is in the process of applying for qualification in the Commonwealth of Pennsylvania and State of New Jersey. Guarantor has full power and authority to carry out and perform undertakings and obligations as provided herein. The execution and delivery by Guarantor of this Guaranty and the consummation of the transactions contemplated in this Guaranty have been duly authorized by all proper or requisite corporate proceedings and will not conflict with or breach any provision of any agreement to which Guarantor is a party or by which it may be bound, the Articles of Incorporation or By-Laws of Guarantor.

          (b) The execution, delivery and performance by Guarantor of this Guaranty Agreement do not and will not contravene any contractual restriction or, any law binding on or effecting
Guarantor or any of its properties.

          (c) No consent or approval is required for the due execution, delivery and performance by Guarantor of this Guaranty
Agreement.

          (d) This Guaranty Agreement is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditor's rights generally and (ii) general principals of equity (regardless of whether considered in a proceeding in equity or in law).

          (e) There is no action, suit or proceeding pending, or to the best of Guarantor's knowledge, threatened against or otherwise affecting Guarantor or any guarantor before any court or any government body or any arbitrator which may materially adversely affect Guarantor's or any guarantor's ability to perform its obligations hereunder.

          (f) All representations and warranties herein shall survive the execution and delivery by Guarantor of this Guaranty Agreement and any Other Document in connection with the Asset Purchase Agreement to which it is a party and the closing of the transaction described herein or therein or related thereto until all Secured Obligations are paid in full.

     Section 7.  Covenants.  So long as any of the Secured
     ---------   ----------
Obligations shall remain outstanding, Guarantor agrees:

          (a) Promptly to pay and perform all of Guarantor's obligations hereunder; and

          (b) Promptly notify Seller of any material adverse changes in the financial condition of Guarantor and Purchaser.

     Section 8.  Expenses.  Guarantor will pay to Seller the amount
     ---------   ---------
of any and all reasonable costs and expenses, including the reasonable fees and disbursements of his counsel, which Seller incurs in connection with the enforcement of this Guaranty
Agreement.

     Section 9.  Modifications, Waivers, Extensions and Releases.
     ---------   ------------------------------------------------
No modification or amendment of or waiver with respect to any provision of this Guaranty Agreement, shall in any event be effective unless it shall be in writing and signed by the parties hereto.

     Section 10.  Entire Agreement.  This Guaranty Agreement and
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documents executed in connection therewith contains the entire agreement and understanding between the Purchaser, Seller and Guarantor and supersedes all prior agreements and understanding related to the subject matter hereof.

     Section 11.  Remedies Cumulative.  Each and every right
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granted to Seller or allowed by law or equity, shall be cumulative and may be exercised from time to time. No failure on part of Seller to exercise any right shall operate as a waiver thereof.

     Section 12.  Severability.  Any provision of this Agreement
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that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 13.  Notices.  All notices and other communications
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shall be in writing, sent by facsimile or certified mail, return receipt requested, postage prepaid, addressed as follows (or to such other address as the recipient shall have previously notified the sender of in writing):

     If to Guarantor:            Touchstone Applied Science Associates, Inc.
                                 Att: Mr. Andrew L. Simon
                                 Fields Lane
                                 Brewster, NY  10509
                                 Fax: (914) 277-3548

     with a copy to:             Rider, Weiner, Frankel & Calhelha, P.C.
                                 Att: Maureen Crush, Esq.
                                 655 Little Britain Road
                                 Newburgh, NY  12550
                                 Fax: (914) 562-9126

     If to Seller:               Bernard B. Shapiro
                                 186 Cafferty Road
                                 Pipersville, PA 18947
                                 Fax:  (215) 297-8795

     with a copy to:             Pluese, Lihotz, Incollingo & Leone
                                 Att: Helene Leone, Esq.
                                 21 East Euclid Avenue
                                 Haddonfield, NJ  08033
                                 Fax: (609) 354-0491

Any notice or communication hereunder shall be deemed to have been given 3 business days after the day on which it is deposited in the United States mails, or if sent by facsimile when sent with evidence of successful transmission.

     Section 14.  Governing Law.  This Guaranty Agreement and the
     ----------   --------------
rights of the parties hereto shall be construed and enforced in accordance with the laws of the State of New Jersey.

     Section 15.  Waiver of Jury Trial.  EXCEPT AS PROHIBITED BY
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STATUTE, GUARANTOR SHALL AND DOES HEREBY IRREVOCABLY WAIVE TRIAL BY
JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY SHAPIRO AGAINST ANY GUARANTOR ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY AGREEMENT, OR THE RELATIONSHIP CREATED HEREBY AND WITH RESPECT TO ANY MATTER FOR WHICH A JURY
TRIAL CANNOT BE WAIVED, GUARANTOR AGREES NOT TO ASSERT ANY SUCH CLAIM AS A COUNTERCLAIM IN OR MOVE TO CONSOLIDATE SAME WITH ANY ACTION OR PROCEEDING IN WHICH A JURY TRIAL IS WAIVED.

     Section 16.  Binding Effect.  This Agreement shall be binding
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upon and inure to the benefit of the parties hereto, their
successors and assigns.

     IN WITNESS WHEREOF, Guarantor has caused this Guaranty
Agreement to be duly executed to be effective as of the date first above written.


                    TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.


                    By:  /s/ ANDREW L. SIMON
                       ---------------------------------------
                       Andrew L. Simon, President

STATE OF NEW YORK   )
                    )    SS.:
COUNTY OF ORANGE    )

     On the 30th day of May, 1997, before me personally came Andrew
L. Simon, to me known, who, by me duly sworn, did depose and say that deponent resides at 1905 Hunterbrook Road, Yorktown Heights, NY 10598 that deponent is the President of Touchstone Applied Science Associates, Inc. the corporation described in, and which executed the foregoing instrument by order of the board of directors of the corporation; and that deponent signed deponent's name by like order.


                                   /s/ MAUREEN CRUSH
                              --------------------------------
                                         Notary Public
                              Maureen Crush
                              Notary Public, State of New York
                              No. 4892935
                              Qualified in Greene County
                              Commission Expires 4/13/99